Exhibit 10.50

HEALTH SCIENCES GROUP, INC.

FORM OF

STOCK PURCHASE AGREEMENT

This AGREEMENT is made effective as of the 15th day of July, 2005 (the "Sale Date"), by and between HEALTH SCIENCES GROUP, INC.., a corporation (the "Company"), and Bill Glaser (the "Stock Purchaser").

 RECITALS

WHEREAS, the Board of Directors of the Company has established the 2005 Stock Option Deferred Stock and Restricted Stock Plan (the "Plan" unless otherwise specified); and

WHEREAS, pursuant to the provisions of said Plan, the Board of Directors of the Company, by action duly taken on July 15, 2005, sold to the Stock Purchaser shares of the Common Stock of the Company (the "Common Stock"), subject to the Plan, on the terms and conditions set forth herein.

 AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.  Price.  The Stock Purchaser hereby purchases an aggregate of 260,274 shares of Common Stock at the price of $0.73 per share (the "Price"), on the terms and conditions set forth herein.  Upon execution hereof, the Stock Purchaser shall pay to the Company the Price per share for the shares purchased hereby agreeing to perform services, as directed by the Board of Directors, for eh period July 1, 2005 to June 30, 2006, at an annual salary of $190,000, payable by the issuance of the 260,274 shares in lieu of cash for such services.

2.  Vesting.  The shares purchased hereby shall be vested as follows: if Stock Purchaser should no longer be performing services to the Company during the period July 1, 2005 to June 30, 2006, such person shall return for cancellation that number of the shares granted herein (or replacement shares, or the $0.73 cash value of such shares) as equals the percentage that the reciprocal of the percentage of days of services rendered by such person bears to 360.  To illustrate:  if the services rendered was 36 days, which is 10% of 360 days, the reciprocal percentage would be 90%, in which case, such person, as an example,  only worked for 36 days pursuant to the above grant of 260,247 shares, he would re required to refund for cancellation 234,247 shares, amounting to 90% of 260,274 shares.

3.  Governing Plan.  This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect the Stock Purchaser's rights under this Agreement and the Plan except as may be required by applicable law.  The Stock Purchaser expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto unless the conflict can be resolved within the spirit of this Agreement.  The Stock Purchaser also hereby expressly acknowledges, represents and agrees as follows:

(a)  Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement Subject to all the terms and provisions of said Plan.

(b)  Agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors (or the Committee, if so authorized) upon any questions arising under the Plan.

(c)  Acknowledges that he is familiar with all Sections of the Plan including the provisions regarding Termination of Employment.

(d)  Acknowledges, understands and agrees that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any purchase of stock under Plan to qualify for favorable tax treatment.

4.  Representations and Warranties.  The Stock Purchaser hereby makes a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares.  An appropriate legend restricting transferability of the shares, as may be required by the Securities Act of 1933, may be placed by the Company on the certificates representing the shares, unless the shares are registered under Form S-8.

5.  Shares/Transferable.  The shares are transferable, however as to that portion which has not vested, if Stock Purchaser is required pursuant to paragraph 2 to return the unvested shares for cancellation, Stock Purchaser shall refund the $0.73 per share or purchase such shares in the open market to satisfy the obligation to return the unvested shares for cancellation.

6.  No Enlargement of Employee Rights.  Nothing in this Agreement shall be construed to confer upon the Stock Purchaser (if an employee) any right to continued employment with the Company (or an Affiliated Company), or to restrict in any way the right of the Company (or an Affiliated Company if he is an employee thereof) to terminate his employment.  Stock Purchaser acknowledges that in the absence of an express written employment agreement to the contrary, Stock Purchaser's employment with the Company may be terminated by the Company at any time, with or without cause.

7.  Withholding of Taxes.  Stock Purchaser authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, provincial or local law as a result of the issuance of stock pursuant to this Agreement.  The Stock Purchaser acknowledges that it his own responsibility to file an 83(b) election with the Internal Revenue Service (if he is a U.S. resident) concerning this transaction or such other forms as may be applicable in his home jurisdiction.  The Stock Purchaser shall contact his own personal accountant and provide the necessary information to the Stock Purchaser's accountant to permit the accountant to fill out and file on his behalf an 83(b) election form (if applicable or such other form as is required) which must be filed within 30 days from the date hereof.  Failure to file such form timely may result in adverse tax consequences to the Stock Purchaser.  Stock Purchaser acknowledges that it is not the Company's responsibility to provide him with tax advise or assistance, financial or otherwise in connection with the preparation, filling out and filing of the 83(b) election or any other election under his home jurisdiction.

8.  Laws Applicable to Construction.  This Agreement shall be construed and enforced in accordance with the laws of California.

9.  Agreement Binding on Successors.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Stock Purchaser.

    10.  Necessary Acts.  The Stock Purchaser agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

    11.  Counterparts.  For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

    12.  Invalid Provisions.  In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

IN WITNESS WHEREOF, the Company and the Stock Purchaser have executed this Agreement effective as of the date first written hereinabove.

HEALTH SCIENCES GROUP, INC.	STOCK PURCHASER:
A Delaware corporation
By: _____________________________	__________________________________ Street Address
Title: _______________________________	__________________________________ City and State
__________________________________ Social Security No.

Agreed to and Accepted:
_____________________

By his or her signature below, the spouse of the Stock Purchaser acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document; the spouse by signing below agrees to be bound by this agreement and designates Stock Purchase as attorney in fact with respect to all matters pertaining thereto.

________________________________ Spouse

Dated: __________________________

By his or her signature below the Stock Purchaser represents that he or she is not legally married as of the date of execution of this Agreement.

___________________________________ Stock Purchaser

Date: ______________________________

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